Joint Acquisition Statement

In connection with filing of the Schedule 13D on behalf of the shares of common stock of Hemcure, Inc. acquired as of May 26, 2006, Synergy Business Consulting, LLC and Bartly J. Loethen agree that such statement is filed on behalf of both them.


Synergy Business Consulting

By: /s/ Bartly J. Loethen
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Bartly J. Loethen, Manager


Bartly J. Loethen, individual

/s/ Bartly J. Loethen
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